UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 25, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On January 25, 2007, Rainmaker Systems, Inc., a Delaware corporation (“Rainmaker”), and Rainmaker Systems (Canada) Inc., a newly formed Canadian federal corporation and wholly owned subsidiary of Rainmaker (the “Rainmaker Canadian Subsidiary”), entered into and closed Asset Purchase Agreements (the “Purchase Agreements”) with CAS Systems, Inc., a California corporation (“CAS”), the shareholders of CAS, Barry Hanson, as representative of the shareholders of CAS, and 3079028 Nova Scotia Company, a wholly owned Canadian subsidiary of CAS (the “CAS Canadian Subsidiary”). There are no material relationships between Rainmaker and any of its affiliates and any of the other parties to the Purchase Agreements, other than in respect of such agreements themselves.

Under the terms of the Purchase Agreements, in exchange for substantially all of the assets of CAS and the CAS Canadian Subsidiary, Rainmaker and the Rainmaker Canadian Subsidiary paid a total of $2 million in the aggregate at closing on January 25, 2007, and will pay an additional $2 million in the aggregate over three years plus interest at a fixed rate of 5.36% per annum. The Purchase Agreements also provide for a potential additional payment of $1 million in the aggregate contingent on certain performance metrics at the end of 2007, subject to adjustment.

On January 29, 2007, Rainmaker issued a press release reporting its entry into the aforementioned Purchase Agreements. A copy of Rainmaker’s press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued January 29, 2007 announcing the Asset Purchase Agreements by and among Rainmaker Systems, Inc., Rainmaker Systems (Canada) Inc., CAS Systems, Inc., certain shareholders and subsidiaries of CAS and Barry Hanson, as representative.

99.2	Asset Purchase Agreement by and among Rainmaker Systems, Inc., Rainmaker Systems (Canada) Inc., CAS Systems, Inc., certain shareholders of CAS, Barry Hanson, as representative, and 3079028 Nova Scotia Company in respect of the purchase of substantially all of the assets of CAS Systems, Inc. Confidential treatment has been requested for certain portions of the referenced exhibit.

99.3	Asset Purchase Agreement by and among Rainmaker Systems, Inc., Rainmaker Systems (Canada) Inc., CAS Systems, Inc., certain shareholders of CAS, Barry Hanson, as representative, and 3079028 Nova Scotia Company in respect of the purchase of substantially all of the assets of 3079028 Nova Scotia Company. Confidential treatment has been requested for certain portions of the referenced exhibit.

99.4	Promissory note between Rainmaker Systems, Inc. and CAS Systems, Inc.

99.5	Promissory note between Rainmaker Systems (Canada) Inc., a Canadian federal corporation, and 3079028 Nova Scotia Company, a Nova Scotia unlimited liability company.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

January 31, 2006	/s/ Steve Valenzuela
Date	(Signature)

By: Steve Valenzuela Title: Chief Financial Officer